Exhibit 3.14

CERTIFICATE OF CONVERSION

CONVERTING

NORTH AMERICAN SITE DEVELOPERS, INC.

(a Massachusetts corporation)

INTO

NASDI, LLC

(a Delaware limited liability company)

PURSUANT TO SECTION 18-214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

North American Site Developers, Inc., a Massachusetts corporation (the “Company”), does hereby execute this Certificate of Conversion to convert the Company into a Delaware limited liability company, pursuant to the Massachusetts Business Corporation Act (M.G.L.A. c156D § 9.54) and the Delaware Limited Liability Company Act (6 Del. C. § 101, et. seq.), and, hereby certifies to the following:

FIRST: The Company was formed in the Commonwealth of Massachusetts on October 8, 1976.

SECOND: Immediately prior to the filing of this Certificate of Conversion, the name of the entity to be converted into a Delaware limited liability company is “North American Site Developers, Inc.”

THIRD: The name of the entity to survive the Conversion as set forth in its Certificate of Formation is “NASDI, LLC” (the “LLC”).

FOURTH: The Conversion shall be effective upon the filing of this Certificate of Conversion and the Certificate of Formation of the LLC with the Secretary of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 30th day of April, 2008.

NORTH AMERICAN SITE DEVELOPERS, INC.

By:
Deborah A. Wensel
Vice President and Treasurer

CERTIFICATE OF FORMATION

OF

NASDI, LLC

This Certificate of Formation of NASDI, LLC (the “Company”), dated April 30, 2008, is being duly executed and filed by Timothy D. Kincaid, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company hereby formed is “NASDI, LLC”.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

FOURTH: The formation shall be effective upon the filing of this Certificate of Formation and the Certificate of Conversion of the Company with the Secretary of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:
Name:	Timothy D. Kincaid
Title:	Authorized Person